PULTE CORPORATION
                 EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-20052, Form S-8 No. 2-59802, Form S-8 No. 33-40102, Form S-8
No. 33-98944 and Form S-8 No. 33-99218) and the related Prospectuses of Pulte Corporation for the registration of shares of its common stock of our report dated January 20, 1999, except for the last two paragraphs of Note 11 as to which the date is March 10, 1999, with respect to the consolidated financial statements and schedule of Pulte Corporation included in this Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Securities and Exchange Commission.





                                                            ERNST & YOUNG LLP

Detroit, Michigan
March 10, 1999


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